EXHIBIT 4.5


                              LANDSING PACIFIC FUND, INC.


                INSTRUCTIONS FOR COMPLETION OF SUBSCRIPTION CERTIFICATE


                           PLEASE READ THE PROSPECTUS BEFORE
                       COMPLETING YOUR SUBSCRIPTION CERTIFICATE

              IF YOU ARE A PARTICIPANT IN THE DIVIDEND REINVESTMENT PLAN,
                      PLEASE SEE SECTION 8 OF THESE INSTRUCTIONS.


    1.   General


         Terms capitalized but not defined herein have the same meaning as in the Prospectus dated February 14, 1994 (the "Prospectus"). The number of Rights you have been granted is printed on the face of your Subscription Certificate. It is also recorded in a register maintained by Registrar and Transfer Company (the "Subscription Agent").



         One Right and $2.50 per share (the "Subscription Price") are required to purchase one full share of Common Stock, $.001 par value per share (each, a "Share"), of Landsing Pacific Fund, Inc., a Maryland corporation (the "Fund"). You may not purchase fractional Shares. Holders of Rights may (1) subscribe for and purchase all or some of the full Shares corresponding to their Rights, and (2) if all Shares corresponding to their Rights are subscribed, oversubscribe for and purchase Shares out of the Shares not initially subscribed pursuant to the exercise of Rights ("Excess Shares") up to a maximum number of Shares which equals the total number of full Shares for which they are entitled to subscribe pursuant to their Rights (subject to allocation on a pro rata basis), as more fully described in the Prospectus, a copy of which is enclosed herewith, by completing and signing the appropriate form on the Subscription Certificate. If the demand for Excess Shares pursuant to the Oversubscription Privilege exceeds the number of Excess Shares available, Holders shall participate in the Oversubscription Privilege (up to, but not exceeding, the number of Excess Shares for which each such Holder has oversubscribed) pro rata based upon the number of Rights exercised by each such Holder pursuant to the Basic Subscription Privilege (without regard to Shares subscribed for by each such Holder under the Oversubscription Privilege), with fractional Shares being eliminated. The Rights Offering is being made upon all of the terms and subject to all the conditions set forth in the Prospectus.


         If there are joint owners of Rights, each joint owner must sign. All signatures should be in exactly the same form as the names of the registered owners printed on the Subscription Certificate. If any such signature is not in such form, the Subscription Certificate must be accompanied by evidence satisfactory to the Fund to establish the authority of the signing person. All other information requested should be printed or typed.

         To exercise the Rights, the completed and signed Subscription Certificate and the full Subscription Price for all Shares for which you have subscribed and oversubscribed should be submitted to the Subscription Agent as set forth in these Instructions to the following address:

                       Registrar and Transfer Company
                       10 Commerce Drive
                       Cranford, NJ  07016

         If payment of the Subscription Price is to be made by wire transfer, it should be sent pursuant to the instructions below. Wire instructions should reference the "Landsing Rights Offering" and should state the number of Shares subscribed.


                       Bank: National Westminster Bank NJ
                       For the account of: Registrar and Transfer Company Bank Account No.: 8117021999
                       ABA Account No.: 02120339
                       The Subscription Agent's telephone
                         number is: (908) 272-8511


         The method you use to deliver the completed Subscription Certificate and payment of the Subscription Price is at your election and risk, and delivery will be deemed effected only when actually received by the Subscription Agent.

                                  ___________________

         RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 22, 1994 OR ANY LATER DATE DETERMINED BY THE FUND AS PROVIDED IN THE PROSPECTUS (THE "EXPIRATION DATE") WILL BE VALUELESS. RIGHTS ARE ONLY DEEMED TO BE COMPLETELY EXERCISED UPON THE RECEIPT BY THE SUBSCRIPTION AGENT OF (1) A DULY COMPLETED SUBSCRIPTION CERTIFICATE AND (2) PAYMENT OF THE APPLICABLE SUBSCRIPTION PRICE.


    2.   To Subscribe and Oversubscribe for Shares

         You may subscribe and oversubscribe for the number of Shares to which your Rights entitle you by selecting Payment Method 1 or Payment Method 2 described in the Prospectus and completing the subscription form on the reverse side of the Subscription Certificate in the following manner:

    Payment Method 1:


         1. If you wish to exercise all or some of your Rights, on Form A.1 state the number of full Shares for which you wish to subscribe. One Right is required in order to subscribe for each Share. Please be sure that you own a sufficient number of Rights to subscribe for the Shares you want to purchase. On the line provided, state the cost of the Shares for which you wish to subscribe pursuant to the Basic Subscription Privilege. To calculate the cost, multiply the number of Shares for which you wish to subscribe by $2.50, the Subscription Price.



         2. If you exercise all of your Rights and wish to oversubscribe for Excess Shares, on Form B.1 state the number of Excess Shares for which you wish to oversubscribe. You may not oversubscribe for a greater number of Shares than the number which equals the number of Shares you subscribed for pursuant to the exercise of the Basic Subscription Privilege.



         3. On Form C.1 state the total cost of the Shares subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (i.e., the sum of the payment amounts on Forms A.1 and B.1).



         4. Enclose the payment amount stated on Form C.1. Payment must be made in United States dollars, by personal or cashier's check, bank draft, money order or wire transfer of funds payable to the order of "Registrar and Transfer Company, as Agent for Landsing Pacific Fund, Inc." If payment is sent by wire transfer of funds, please follow the instructions regarding wire transfers in Section 1 of these Instructions.





    Payment Method 2:


         1. If you wish to use Payment Method 2, a completed and duly executed Letter of Guaranty, the form of which is attached to the letter accompanying these Instructions stating the number of Shares for which you wish to subscribe and the number of Shares for which you wish to oversubscribe, and payment of the full Subscription Price for the Shares for which you have subscribed or oversubscribed must be delivered to the Subscription Agent by 5:00 p.m. Eastern Standard Time on the Expiration Date, stating the number of Shares for which you wish to subscribe and the number of Shares for which you wish to oversubscribe. Such Letter of Guaranty may be delivered by hand or sent by telegram, facsimile transmission or mail.


         2. By 5:00 p.m., Eastern Standard Time, on the fifth business day after the Expiration Date, a completed and duly executed Subscription Certificate must be delivered to the Subscription Agent.


         3. If you wish to exercise all or some of your Rights, on Form A.2 state the number of full Shares for which you wish to subscribe. One Right is required in order to subscribe for each Share. Please be sure that you own a sufficient number of Rights to subscribe for the Shares you want to purchase. On the line provided, state the cost of the Shares for which you wish to subscribe pursuant to the Basic Subscription Privilege. To calculate the cost, multiply the number of Shares for which you wish to subscribe by $2.50, the Subscription Price.



         4. If you exercise all of your Rights and wish to oversubscribe for additional Shares, on Form B.2, state the number of Shares for which you wish to oversubscribe. You may not oversubscribe for a greater number of Shares than the number which equals the number of Shares you subscribed for pursuant to the exercise of the Basic Subscription Privilege.



         5. On Form C.2, state the total cost of the Shares subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (i.e., the sum of payment amounts on Forms A.2 and B.2).



         6. Enclose the payment amount stated on Form C.2. Payment must be made in United States dollars, by personal or cashier's check, money order or wire transfer of funds payable to the order of "Registrar and Transfer Company, as Agent for Landsing Pacific Fund, Inc.". If payment is sent by wire transfer of funds, please follow the instructions regarding wire transfers in
              Section 1 of these instructions.




   3.   Signatures

        (a) Signature by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration of change whatsoever. Persons who sign the Subscription Certificate in a representative or fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.



         (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is signed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person signing the Subscription Certificate must accompany the name unless, for good cause, the Subscription Agent dispenses with proof of authority.


    4. Special Provisions relating to the Delivery of Rights through The Depository Trust Company.


         In the case of Rights that are held of record through the Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with making payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. THE OVERSUBSCRIPTION PRIVILEGE WITH RESPECT TO THE DTC EXERCISED RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Exercised Rights may exercise the Oversubscription Privilege in respect of such DTC Exercised Rights by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m. Eastern Standard Time, on March 22, 1994, or any later date determined by the Fund as provided in the Prospectus, a DTC Participant Oversubscription Exercise Form, together with payment of the appropriate Subscription Price for the number of Shares for which the Oversubscription Privilege is to be exercised.


    If a Letter of Guaranty relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Letter of Guaranty also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.


    5.   Validity of Subscription

         All questions with respect to the validity and form of any Rights or the Oversubscription Privilege (including time of receipt and eligibility to participate in the Rights Offering) will be determined solely by the Fund, which determinations shall be final and binding. Once made, subscriptions are irrevocable, and no alternative, conditional or contingent subscriptions will be accepted. The Fund reserves the absolute right to reject any subscriptions not properly submitted or the acceptance of which, in the opinion of the Fund's counsel, would be unlawful. Any irregularities in connection with subscriptions must be cured prior to the Expiration Date unless waived by the Fund in its sole discretion. Neither the Fund nor the Subscription Agent shall be under any duty to give any notification of defects in such subscriptions or incur any liability for failure to give such notification.

         Subscriptions will be deemed to have been accepted (subject to the Fund's right to withdraw or terminate the Rights Offering) only when duly completed subscription documents and good funds with respect to such subscription have been received by the Subscription Agent. The Fund's interpretations of the terms and conditions of the Rights Offering (including these Instructions) shall be final and binding.


    6.   Delivery of Share Certificates and Confirmations



         If your Shares are currently held in certificate form, certificates for Shares purchased pursuant to the exercise of Rights will be mailed as soon as practicable following the Confirmation Date and the receipt of all required documents and after all payments for subscribed Shares have cleared. If your Shares are in the form of an entry on the records of the Fund and its transfer agent, you will receive a confirmation stating the number of Shares credited to your account as a result of the exercise of your rights. Shares purchased by each participant in the Fund's Dividend Reinvestment Plan (the "Plan") upon the exercise of the Rights (including the Oversubscription Privilege) accruing to the Common Stock held for such participant's account in the Plan will be credited to his or her account unless such participant requests that the certificates for such subscribed Shares be sent to him or her by completing the appropriate Form on the Subscription Certificate. Share certificates or confirmations for Shares issued pursuant to the exercise of Rights will be sent to the address set forth on the subscription form on the Subscription Certificate.



    7.   Information

         If you have any questions regarding completion, delivery or exercise of your Rights or Subscription Certificate, you may contact the Subscription Agent at (800) 368-5948.

    8.   Special Instructions for Dividend Reinvestment Plan Participants


         For the purpose of the Rights Offering, the Fund's Board of Directors has suspended operation of the Fund's Dividend Reinvestment Plan (the "Plan"). Therefore, if you are a participant in the Plan, the Subscription Certificate for the shares of Common Stock held in your Plan account has been sent to you directly and you should exercise your Rights in the same manner as all other stockholders as described in the prospectus and these Instructions. The Shares you purchase pursuant to the exercise of Rights accruing to the shares held in your Plan account will be credited to such account unless you request that the certificates for such Shares be sent to you directly by completing the appropriate Form on your Subscription Certificate. Please note that if some of the shares of the Fund's Common Stock you own are held in the Plan and some are held by you directly, you will receive two Subscription Certificates of different colors, one for the Shares held in the Plan and one for the shares you hold directly. If you wish to exercise your Rights with respect to all such shares, you will need to complete both Subscription Certificates. You will receive a share certificate or confirmation for the Shares you purchase pursuant to the exercise of the Rights accruing to shares of Common Stock held by you directly as provided in Section 6.